UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2005, Mohawk Industries, Inc. announced the appointment of W. Christopher ("Chris") Wellborn as its Chief Operating Officer. Attached hereto as Exhibit 99.1 is a copy of the Company's press release announcing the appointment, dated November 14, 2005, which is incorporated herein by reference.

Mr. Wellborn (age 50) was Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile International Inc. (now one of the Company's principal operating subsidiaries) from August 1997 through March 20, 2002 when he was named a director of the Company and the President of Dal-Tile. From June 1993 to August 1997, Mr. Wellborn was Senior Vice President and Chief Financial Officer of Lenox, Inc.

The material terms of Mr. Wellborn's employment agreement are not yet available.  The Company will make a subsequent filing on Form 8-K when the employment agreement becomes available.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits

99.1     Press release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: November 16, 2005 By: /s/ MICHEL S. VERMETTE
Michel S. Vermette
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

99.1 Press release dated  November 14, 2005.